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                   [BRACEWELL & PATTERSON, L.L.P. LETTERHEAD]



                                                                     Exhibit 8.1


                                  May 23, 2002



Southern Financial Bancorp, Inc.
37 East Main Street
Warrenton, Virginia 20186
Attention:  Ms. Georgia S. Derrico

Ladies and Gentlemen:

We have acted as counsel to Southern Financial Bancorp, Inc. ("Southern Financial"), a Virginia corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended, in connection with the merger (the "Merger") of Metro-County Bank of Virginia, Inc. ("Metro-County"), a Virginia state bank, with and into Southern Financial Bank, a Virginia state bank and a wholly-owned subsidiary of Southern Financial ("Southern Financial Bank"), pursuant to the terms of the Agreement and Plan of Reorganization dated as of April 25, 2002 by and among Metro-County, Southern Financial and Southern Financial Bank (the "Merger Agreement"). Southern Financial has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-4 with respect to the Merger (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

In rendering this opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants and representations contained in originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement and such other documents and records as we have deemed necessary and relevant for purposes of this opinion. In addition, we have expressly relied upon certain representations made to us by officers of Southern Financial and Metro-County. If any statements contained in the Merger Agreement are not true and accurate, or if any representations made to us are not true and accurate, then we express no opinion to the extent the subject matter of this opinion is affected thereby. We have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Merger Agreement.

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Southern Financial Bancorp, Inc.
May 23, 2002
Page 2


This opinion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, pertinent judicial authorities, published pronouncements of Internal Revenue Service and such other authorities as we have considered necessary and relevant. There can be no assurance that the legal authorities upon which this opinion is based will not be modified, revoked, supplemented, amended, revised, reversed, or overruled. We assume no obligation to update or supplement this opinion to reflect changes in such legal authorities.

For purposes of this opinion, it is assumed that shares of Metro-County Common Stock are held by Metro-County stockholders as "capital assets" within the meaning of Section 1221 of the Code. This opinion does not address (i) the tax consequences, if any, to those Metro-County stockholders who acquired Metro-County Common Stock pursuant to the exercise of options or warrants or as compensation, (ii) all aspects of federal income taxation that might be relevant to particular holders of Metro-County Common Stock in light of their personal investment circumstances, or (iii) the tax consequences to such holders who are subject to special treatment under the federal income tax laws such as foreign persons, dealers in securities, regulated investment companies, life insurance companies, financial institutions, tax-exempt organizations or pass-through entities. In addition, this opinion does not address the federal income tax consequences to those who hold Metro-County Common Stock as part of a "straddle," "hedge" or "conversion transaction" as defined in the Code.

In rendering these opinions, we have assumed that the transactions contemplated by the Merger Agreement and the Registration Statement will be consummated in accordance with the Merger Agreement.

Based on the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1.       The Merger will qualify as a reorganization within the meaning of
         Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Code and Southern Financial, Metro-County and Southern Financial Bank will each be a party to the reorganization.

2. No gain or loss will be recognized by Southern Financial, Metro-County or Southern Financial Bank as a result of the Merger.

3. No gain or loss will be recognized by Metro-County stockholders as a result of the exchange of Metro-County Common Stock for Southern Financial Common Stock pursuant to the Merger (except for any gain attributable to any cash received pursuant to the terms of the Merger Agreement).
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Southern Financial Bancorp, Inc.
May 23, 2002
Page 3


4. A Metro-County shareholder who receives both Southern Financial Common Sock and cash (other than cash in lieu of a fractional interest in Southern Financial Common Stock) in the Merger will recognize gain equal to the lesser of (a) the amount of cash received and (b) the amount by which the sum of the amount of cash received and the value of the Southern Financial Common Stock received exceeds the shareholders' adjusted tax basis in the shares of Metro-County Common Stock exchanged in the Merger.

5. If a shareholder's tax basis in shares of Metro-County Common Stock exceeds the sum of the amount of cash received and the value of the Southern Financial Common Stock received in exchange for the shares of Metro-County Common Stock, such shareholder will not recognize loss.

6. The aggregate tax basis of the Southern Financial Common Stock received by Metro-County stockholders in exchange for their Metro-County Common Stock will be the same as the aggregate tax basis of the shares of the Metro-County Common Stock surrendered in exchange therefor, decreased by the amount of the cash received in the Merger, and increased by the amount of gain, if any, recognized as a result of the Merger.

7. The holding period of the Southern Financial Common Stock to be received by Metro-County stockholders in exchange for their Metro-County Common Stock will include the holding period of the Metro-County Common Stock surrendered in exchange therefor.

8. A Metro-County shareholder who receives cash in lieu of a fractional share of Southern Financial Common Stock in the merger will be treated for federal income tax purposes as if the fractional share of Southern Financial Common Stock had been received and then redeemed for cash by Southern Financial. A shareholder will recognize a capital gain or loss in an amount equal to the difference between the cash received and the tax basis allocable to the fractional share interest, unless such payment, under each such shareholder's particular facts and circumstances, is deemed to have the effect of a dividend distribution and not a redemption treated as an exchange under the principles of
         Section 302 of the Code.

Our opinion is limited to the foregoing federal income tax consequences of the Merger to Southern Financial, Metro-County and Metro-County stockholders, which are the only matters as to which you have requested our opinion. We have not addressed any other federal income tax consequences of the Merger other than those specifically set forth herein, and we have not considered any matters (including state, local, or foreign tax consequences) arising under the laws of any jurisdiction other than matters of federal law arising under the

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Southern Financial Bancorp, Inc.
May 23, 2002
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laws of the United States as expressly set forth herein. This opinion is being furnished solely for the benefit of Southern Financial, Metro-County and Metro-County stockholders in connection with the closing of the Merger and may not be used or relied upon by any other party or for any other purpose. Although this opinion represents our best legal judgment, it has no binding effect or official status of any kind, and no assurance can be given that contrary positions will not be taken by the Internal Revenue Service or a court considering the issues.

We hereby consent to the filing of this opinion with the Commission as Exhibit
8.1 to the Registration Statement and to the references to our firm under the heading "Legal Matters" in the proxy statement-prospectus included in the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations thereunder.

                                            Very truly yours,

                                            /s/ Bracewell & Patterson, L.L.P.
                                            -----------------------------------
                                                Bracewell & Patterson, L.L.P.